Exhibit 10.1


                           ROSENTHAL & ROSENTHAL, INC.

                               Financing Agreement

AGREEMENT dated November 11, 2004 between ALLIANCE DISTRIBUTORS HOLDING, INC. ("Borrower"), a corporation duly organized and presently existing in good standing under the laws of the State of New York whose chief executive office is at 15-15 132nd Street, College Point, NY, and ROSENTHAL & ROSENTHAL, INC. ("Lender"), a New York corporation with an address at 1370 Broadway, New York, New York 10018.

      Borrower desires to continue to obtain loans and other financial accommodations from Lender on a revolving basis upon the security of the "Collateral" as herein defined and accordingly the Factoring Agreement between Borrower and Lender, dated December 9, 2003 is hereby amended and restated in its entirety as follows:

Section 1 DEFINITIONS

      As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

      1.1 "Account Debtor" shall mean the account debtor with respect to a Receivable and any other person who is obligated on such Receivable.

      1.2 "Affiliate" of a party shall mean any entity controlling, controlled by, or under common control with, the party, and the term "controlling" and such variations thereof shall mean ownership of a majority of the voting power of a party.

      1.3 "Business Day" shall mean a day on which Lender and major banks in New York City are open for the regular transaction of business.

      1.4 "Collateral" shall have the meaning given in Section 4.1 hereof.

      1.5 "Default" shall have the meaning provided in Section 8.1 hereof.

      1.6 "Effective Rate" shall have the meaning provided in Section 3.1 hereof.

      1.7 "Eligible Inventory" shall mean Inventory owned by Borrower in the regular course of its business which is and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility, Lender may, but need not, rely on certificates of inventory and reports furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, Inventory shall not be deemed eligible unless it complies in all respects with the representations, covenants and warranties hereinafter set forth, made by Borrower with respect thereto. Without limiting the generality of the foregoing, Inventory consisting of game software supplied by a particular vendor shall not be eligible if (i) such software, or other software then in Borrower's inventory acquired from the same vendor, was acquired by Borrower on payment terms other than cash on delivery or cash before delivery; (ii) the purchase order or contract of sale under which Borrower acquired such software contains restrictions on Borrower's right to resell such software; and (iii) the vendor of such software is unwilling to enter into an agreement, in form satisfactory to Lender, allowing Lender to dispose of such Inventory following a Default.

      1.8 "Eligible Receivables" shall mean Receivables created by Borrower in the regular course of its business which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility Lender may, but need not, rely on ageings, reports and schedules of Receivables furnished by Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, a Receivable shall not be deemed eligible unless the Account Debtor on such Receivable is and at all times continues to be acceptable to Lender and unless each Receivable complies in all respects with the representations, covenants and warranties hereinafter set forth.

      1.9 "Equipment" means all of Borrower's machinery, equipment and other assets described in the Security Agreement of even date executed by Borrower in favor of Lender.

      1.10 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the elements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

      1.11 "Inventory" shall mean Inventory as defined in the Inventory Security Agreement executed by Borrower in favor of Lender.

      1.12 "Inventory Availability" shall have the meaning given in Section 2.1 hereof.

      1.13 "Loan Account" shall mean the Loan Account as described in Section
2.1 hereof.

      1.14 "Margin" shall mean two percent (2%) per annum.

      1.15 "Maximum Credit Facility" shall mean $5,000,000

      1.16 "Maximum Inventory Loan" shall mean $2,500,000

      1.17 "Maximum Rate" shall have the meaning provided in Section 9.2 hereof.

      1.18 "Net Amount of Eligible Receivables" shall mean the gross amount of Eligible Receivables less sales, excise or similar taxes, returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding or claimed, and less (without duplication) all amounts payable by any Account Debtor on Eligible Receivables if any Eligible Receivable of such Account Debtor is unpaid more than ninety (90) days following its invoice date.

      1.19 "Obligations" shall mean all obligations, liabilities and indebtedness of Borrower to Lender or an Affiliate of Lender, however evidenced, arising under this Agreement, under any other or supplemental financing provided to Borrower by Lender or an Affiliate of Lender, or independent hereof or thereof, whether now existing or incurred from time to time hereafter and whether before or after termination hereof, absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, liquidated or unliquidated, and whether arising directly or acquired from others (whether acquired outright, by assignment unconditionally or as collateral security from another and including, without limitation, participations or interest of Lender in obligations of Borrower to others), and including (without limitation) all of Lender's charges, commissions, fees, interest, expenses, costs and attorneys' fees chargeable to Borrower in connection therewith.

      1.20 "Over-advance" shall mean any portion of all loans and advances which on any day exceeds the sum of the Receivable Availability and the Inventory Availability.

      1.21 "Permitted Liens" means the liens described on the attached Schedule
A.

      1.22 "Person" shall mean any person, firm, corporation, partnership, limited liability company, association, company, trust, estate, custodian, nominee or other individual or entity.

      1.23 "Prime Rate" shall mean the prime rate from time to time publicly announced in New York City by JPMorgan Chase Bank.

      1.24 "Receivable Availability" shall have the meaning given in Section 2.1 hereof.

      1.25 "Receivables" shall mean all obligations to Borrower for the payment of money arising out of the sale of goods or the rendering of services by Borrower, now existing or hereafter arising, however evidenced, including without limitation all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such terms is defined in the New York Uniform Commercial Code).

      1.26 "Receivables Advance Percentage" shall mean the Receivables Advance Percentage as specified in Section 2.1 hereof.

Section 2 LOANS

      2.1 Lender shall, in its discretion, make loans to Borrower from time to time, at Borrower's request, which loans in the aggregate shall not exceed the lesser of (i) the sum of the Receivable Availability and the Inventory Availability; or (ii) the Maximum Credit. The Receivable Availability shall mean an amount equal to eighty percent (80%) (the "Receivables Advance Percentage") of the Net Amount of Eligible Receivables which have been validly assigned to Lender and in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to and free and clear of all interests, claims, and rights of others. The Inventory Availability shall mean an amount which is equal to the lesser of (a) fifty percent (50%) of the lower of cost or market value of Eligible Inventory in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to all interests, claims and rights of others;
(b) 80% of the orderly liquidation value, as determined by an appraiser selected by Lender and retained at Borrower's expense, of Eligible Inventory in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to all interests, claims and rights of others; and (c) the Maximum Inventory Loan. The making of any loan in excess of the percentages set forth above shall not be deemed to modify such percentages or create any obligation to make any further such loan. All loans (and all other amounts chargeable to Borrower under this Agreement or any supplement hereto) shall be charged to a Loan Account in Borrower's name on Lender's books. Lender shall render to Borrower each month a statement of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice by registered mail of Borrower's exceptions within 30 days after such statement has been mailed by ordinary mail to Borrower.

Section 3 LENDER'S CHARGES

      3.1 Borrower agrees to pay to Lender each month interest (computed on the basis of the actual number of days elapsed over a year of 360 days) (a) on that portion of the average daily balances in the Loan Account during the preceding month which equals the Advance Percentage multiplied by the Net Amount of Eligible Receivables, at a rate per annum (the "Effective Rate") equal to the Prime Rate plus the Margin and (b) on the amount of Over-advances, if any, at a rate of three percent (3%) per annum in excess of the Effective Rate. The rates under clauses (a) and (b) above shall increase or decrease by one quarter of one percent (1/4 of 1%) per annum for each increase or decrease, respectively, of one-quarter of one per cent (1/4 of 1%) per annum in the Prime Rate; provided,, that no decrease in the Prime Rate below 4.75% per annum shall be given any effect. Any change in the effective interest rates due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate.

      3.2 Borrower shall pay to Lender an annual facility fee in the amount of one percent (1%) of the Maximum Credit Facility payable on the closing date and on each anniversary of the closing date thereafter.

      3.3 Borrower shall pay to Lender monthly an administration fee of $1,000, payable in arrears on the first day of each month with respect to the prior month for the stated term of this Agreement.

      3.4 A statement of all of Lender's charges shall accompany each monthly statement of the Loan Account and such charges shall be payable by Borrower within 5 days after receipt of such statement. In lieu of the separate payment of charges, Lender at its option, shall have the right to debit the amount of such charges to Borrower's Loan Account, which charges shall be deemed to be first paid by amounts subsequently credited to the Loan Account. As more fully provided in Section 9.2 hereof, in no event shall the interest charges hereunder exceed the Maximum Rate.

Section 4 SECURITY INTEREST IN COLLATERAL

      4.1 As security for the prompt performance, observance and payment in full of all of the Obligations, Borrower grants to Lender a security interest in, a continuing lien upon and a right of setoff against, and Borrower hereby assigns, transfers, pledges and sets over to Lender (collectively, including any other assets of Borrower in which Lender may be granted a security interest, the "Collateral"): (i) all Receivables (whether or not Eligible Receivables and whether or not specifically listed on any schedules, assignments or reports furnished to Lender), (ii) all of Borrower's property, and the proceeds thereof, now or hereafter held or received by or in transit to Lender or held by others for Lender's account, including any and all deposits, balances, sums and credits of Borrower with, and any and all claims of Borrower against, Lender, at any time existing, (iii) all credit insurance policies, and all other insurance and all guarantees relating to the Receivables or other Collateral, (iv) all books, records and other general intangibles evidencing or relating to Receivables or other Collateral; all deposits, or other security for the obligation of any person under or relating to Receivables, all of the Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables; all right, title and interest of the Borrower in and to all goods relating to, or which by sale have resulted in, Receivables, including goods returned by or reclaimed or repossessed from Account Debtors and all goods described in copies of invoices delivered by Borrower to Lender; all rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or lienor, and all proceeds of any Letter of Credit naming Borrower as beneficiary and which provides for, guarantees or assures the payment of any Receivable; (v) accounts, instruments, documents, chattel paper and general intangibles whether or not arising out of the sale of goods or rendition of services, and including without limitation choses in action, causes of action, tax refunds (and claims), and reversions from terminated pension plans; (vi) all investment property, deposit accounts and letter of credit rights; (vii) all of Borrower's Inventory and Equipment; and (viii) all proceeds of such Collateral, in any form, including, without limitation, cash, non-cash items, checks, notes, drafts and other instruments for the payment of money. Such security interest in favor of Lender shall continue during the term of this Agreement and until payment in full of all Obligations, whether or not this Agreement shall have sooner terminated.

      4.2 At Lender's request, Borrower will mark its ledger cards, books of account and other records relating to Receivables with appropriate notations satisfactory to Lender disclosing that the Receivables have been assigned to Lender and will provide Lender with confirmatory assignment schedules in form satisfactory to Lender, copies of customers' invoices, evidence of shipment or delivery, and such further information as Lender may require. Borrower will take any and all steps and observe such formalities as Lender may request from time to time to create and maintain in Lender's favor a valid and first lien upon, security interest in and pledge of all of Borrower's Receivables and all other Collateral, including without limitation by way of filing financing statements and other notices and amendments and renewals thereof that may be requested by Lender to maintain such security interest in and pledge of the Collateral.

Section 5 CUSTODY AND INSPECTION OF COLLATERAL AND RECORDS;
          COLLECTION AND HANDLING OF COLLATERAL

      5.1 Until Borrower's authority so to do is terminated at any time by notice from Lender, Borrower will, at its own expense and on Lender's behalf, collect as Lender's property and in trust for Lender all payments and prepayments on Receivables, and shall not commingle such collections with Borrower's own funds. All amounts collected on Receivables when received by Lender shall be credited to Borrower's Loan Account, adding five (5) Business Days for collection and clearance of remittances. Such credits shall be conditional upon final payment to Lender. Nothing contained in this Section 5.1, or otherwise in the Agreement, shall be deemed to limit Lender's rights and powers pursuant to Section 7 of the Agreement. Borrower shall deposit into an account designated and controlled by Lender, (i) on the day received, all cash and checks collected from customers on COD sales; and (ii) on their maturity dates, all post-dated checks received from customers except that Lender may at its option require Borrower to immediately deliver to Lender, on the same day as received by Borrower, all post-dated checks in their original form. All customers who buy on credit terms other than through the use of post-dated checks shall be instructed by Borrower to remit payments directly to a lockbox controlled by Lender and maintained at Borrower's expense.

      5.2 All records, ledger sheets, correspondence, contracts and documentation relating to or evidencing Receivables shall, until delivered to Lender or removed by Lender from Borrower's premises, be kept on Borrower's premises, without cost to Lender, in appropriate containers in safe places, bearing suitable legends identifying them and all related files, containers, receptacles and cabinets as being under Lender's dominion and control. Lender shall at all reasonable times have full access to and the right to examine and make copies of Borrower's books and records, to confirm and verify all Receivables assigned to Lender and to do whatever else Lender deems necessary to protect its interest. Lender may at any time remove from Borrower's premises, or require Borrower to deliver any contracts, documentation, files and records relating to Receivables, or Lender may, without cost or expense to Lender, use such of Borrower's personnel, supplies and space at Borrower's places of business as may be reasonably necessary for collection of Receivables.

      5.3 Borrower will immediately upon obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned merchandise, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Receivables. Any merchandise reclaimed or repossessed by or returned to Borrower will, at the cost and expense of Borrower, be set aside marked with the name of the Lender and will be held by Borrower for the account of Lender and subject to Lender's security interest. All claims and disputes relating to Receivables are to be promptly adjusted by Borrower with the prior approval of Lender and within a reasonable time, at its own cost and expense. Lender may, at its option, settle, adjust or compromise claims and disputes relating to Receivables which are not adjusted by Borrower within a reasonable time.

      5.4 Borrower shall reimburse Lender on demand for all costs of collection incurred by Lender in efforts to enforce payment of Receivables, recovery of or realization upon any other Collateral, including reasonable attorneys' fees and the fees and commissions of collection agencies. All and any fees, costs and expenses, of whatever kind and nature, including taxes of any kind, which Lender may incur in filing public notices (including appraisal fees and advertising costs), and the reasonable charges of any attorney whom Lender may engage in preparing and filing documents, making title or lien examinations and rendering opinion letters, as well as expenses incurred by Lender (including all attorneys' fees and including Lender's out of pocket expenses in conducting periodic field examinations of Borrower and the collateral plus Lender's prevailing per diem charge for each of its examiners in the field and office, now $800 per person per day, which out of pocket expenses in conducting periodic field examinations and which per diem charge for Lender's examiners shall not exceed $12,000 in the aggregate in any contract year (the 12 month period commencing on the date hereof and on the anniversary of such date in each succeeding year) so long as no Default has occurred), in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest granted to Lender hereunder, whether through judicial proceedings or otherwise, or enforcing or collecting the Receivables, or recovery of or realization upon any other Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to its transactions with Borrower, including actions or proceedings which may involve any person asserting a priority or claim with respect to the Collateral, shall be borne and paid for by Borrower on demand, shall constitute part of the Obligations and may at Lender's option be charged to Borrower's Loan Account.

Section 6 REPRESENTATIONS, COVENANTS AND WARRANTIES

      As an inducement to Lender to enter into this Agreement, Borrower represents, covenants and warrants (which shall survive the execution and delivery of this Agreement) that:

      6.1 Borrower is a corporation duly organized and presently existing in good standing under the laws of the State of New York and is duly qualified and existing in good standing in every other state in which the nature of Borrower's business requires it to be qualified.

      6.2 The execution, delivery and performance of this Agreement are within the corporate powers of Borrower, have been duly authorized by appropriate corporate action and are not in contravention of the terms of Borrower's charter or by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which it may be bound. Borrower warrants that it is and covenants that it shall remain solvent at all times while this Agreement is in effect.

      6.3 Borrower is and shall be, with respect to all Inventory and Equipment, the owner thereof free from any lien, security interest or encumbrance of any kind, except in favor of Lender and except for Permitted Liens. No Receivable or any other Collateral has been or shall hereafter be assigned, pledged or transferred to any person other than the Lender or in any way encumbered or subject to a security interest except to Lender and Borrower shall defend the same against the claims of all persons.

      6.4 Borrower's books and records relating to the Receivables are maintained at the office referred to below. Except as otherwise stated below, the principal executive office of Borrower is located at such address and has been so located on a continuous basis for not less than six months. Borrower shall not change such location without Lender's prior written consent, and, upon making any such change, Borrower agrees to execute any additional financing statements or other documents or notices which Lender may require.

      6.5 All loans and advances requested by Borrower under this Agreement shall be used for the general corporate and business purposes of Borrower and shall in no event be requested or used by Borrower for the specific purpose of paying wages of the employees of Borrower.

      6.6 Borrower shall maintain its shipping forms, invoices and other related documents in a form satisfactory to Lender and shall maintain its books, records and accounts in accordance with sound accounting practice. Borrower shall furnish to Lender (a) accounts receivable agings (i) weekly, not later than Wednesday of each week covering the previous week; and (ii) monthly, not later than the 10th of each month, covering the previous month; and (b) inventory designations (i) weekly, not later than Wednesday of each week, covering the period through Friday of the previous week; and (ii) monthly, not later than the 10th of each month, covering the previous month. Borrower shall furnish to Lender such other information regarding the business affairs and financial condition of Borrower as Lender may, from time to time, reasonably request, including, without limitation (a) audited financial statements as at the end of and for each fiscal year of Borrower, as soon as practical and in any event within 90 days after the end of each such fiscal year, in such detail and scope as Lender may require including without limitation, a balance sheet, a statement of income, a statement of cash flows and notes, prepared by independent Certified Public Accountants acceptable to Lender; and concurrently with such financial statements, a written statement signed by such independent public accountants to the effect that, (i) in making the examination necessary for their opinion of such financial statements, they have not obtained any knowledge of the existence of any Event of Default, or (ii) if such independent public accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default and the nature thereof, (b) financial statements prepared internally as at the end of and for each fiscal quarterly period of Borrower, as soon as practical and in any event within 45 days after the end of each such fiscal quarter of Borrower, in such detail and scope as Lender may require including without limitation, a balance sheet, a statement of income, a statement of cash flows and notes, certified by the Chief Financial Officer of Borrower ("CFO"); and concurrently with such financial statements, a written statement signed by the CFO to the effect that,
(i) CFO has not obtained any knowledge of the existence of any Event of Default, or (ii) if such CFO has obtained from such examination any such knowledge, such CFO shall disclose in such written statement the Event of Default and the nature thereof. All such statements and information shall fairly present the financial condition of Borrower, and the results of its operations as of the dates and for the periods, for which the same are furnished.

      6.7 Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay Lender on demand the amount thereof, and until paid by Borrower shall be added to the Obligations secured hereunder, and may at Lender's option be charged to Borrower's Loan Account.

      6.8 With respect to each Receivable, Borrower hereby represents and warrants that: each Receivable represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of property or rendition of services in the ordinary course of Borrower's business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Receivable in accordance with the terms thereof, without offset, defense or counterclaim; each Receivable will be paid in full at maturity; all statements made and all unpaid balances appearing in any invoices, documents, instruments and statements of account describing or evidencing the Receivables are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract; the Account Debtor owing the Receivable and each guarantor, endorser or surety of such Receivable is solvent and financially able to pay in full the Receivable when it matures; and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

      6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement cause to be maintained at the end of each fiscal quarter (ie, December, March, June, September), Tangible Net Worth in an amount not less than $2,900,000, Working Capital of not less than $2,500,000 and a ratio of total debt to Tangible Net Worth of no less than 2 to 1.

      6.10 Borrower shall during the term of this Agreement not make capital expenditures in any fiscal year of Borrower exceeding $100,000.

      For the purpose hereof the following terms shall have the following definitions:

      "Current Assets" at a particular date shall mean cash, pre-payments for inventory purchases, accounts and inventory of Borrower providing however, that such amounts shall not include any amounts for any indebtedness owing by any affiliate to Borrower.

      "Current Liabilities" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, but in any event including, without limitation or duplications, the amounts of (a) all indebtedness payable on demand, or at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity which is not contested to such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and (e) all outstanding indebtedness to Lender.

      "Tangible Net Worth" shall mean, at a particular date (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower (excluding subordinated liabilities to Lender) determined in accordance with GAAP.

      "Working Capital" shall mean the excess, if any, of Current Assets less Current Liabilities.

      6.11 Prior to the making of any loans hereunder, the sum of the Receivable Availability and the Inventory Availability shall be in an amount equal to or greater than $150,000 plus the sum of all amounts required to be disbursed at closing for the purpose of paying Lender's expenses chargeable to Borrower hereunder and all amounts required to be paid to creditors to induce them to release any liens in the Collateral that are not Permitted Liens.

      6.12 During the term of this Agreement, Borrower shall not make any sales to customers by accepting a credit card issued to such customers unless Borrower has prior thereto entered into a merchant agreement with a processor, relating to sales made using such credit card, on terms that are acceptable to Lender, and such processor has agreed to remit the proceeds of such sales to an account of Borrower with respect to which Lender has control in accordance with Section 9-104 of the Uniform Commercial Code..

Section 7 SPECIFIC POWERS OF LENDER

      7.1 Borrower hereby constitutes Lender or its agent, or any other person whom Lender may designate, as Borrower's attorney, at Borrower's own cost and expense to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in Lender's or Borrower's name, any and all checks, notes, drafts, remittances and other instruments and documents relating to Receivables and proceeds thereof; (b) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (c) to transmit to Account Debtors indebted on Receivables notice of Lender's interest therein and to request from such Account Debtors at any time, in Borrower's name or in Lender's or that of Lender's designee, information concerning the Receivables and the amounts owing thereon; (d) to notify Account Debtors to make payment directly to Lender; (e) to take or bring, in Borrower's name or Lender's, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Receivables; and (f) to sign on behalf of the Borrower one or more financing statements (or amendments to financing statements) under the Uniform Commercial Code. In addition, to the extent permitted by law, Lender may file one or more financing statements signed only by Lender, naming Borrower as debtor and Lender as secured party and indicating therein the types or describing the items of collateral covered by this Agreement. Without limitation of any of the powers enumerated above, Lender is hereby authorized to accept and to deposit all collections in any form, relating to Receivables, received from or for the account of Account Debtors (whether such collections are remitted directly to Lender by Account Debtors or are forwarded to Lender by Borrower), including remittances which may reflect deductions taken by Account Debtors, regardless of amount, the Loan Account of Borrower to be credited only with amounts actually collected on Receivables in accordance with Section 5.1. Borrower hereby releases (i) any bank, trust company or other firm receiving or accepting such collections in any form, and (ii) Lender and its officers, employees and designees, from any liability arising from any act or acts hereunder or in furtherance hereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact.

Section 8 LENDER'S REMEDIES UPON BORROWER'S DEFAULT

      8.1 Borrower agrees that all of the loans and advances made by Lender under the terms of this Agreement, together with all Obligations of Borrower as defined herein (unless otherwise provided in any instrument evidencing the same or agreement relating thereto), shall be payable by Borrower at Lender's demand at the office of Lender in New York, New York. In addition, all Obligations shall be, at Lender's option, due and payable without notice or demand upon termination of this Agreement or upon the occurrence of any one or more of the following events of default ("Default"): (a) if Borrower shall fail to pay to Lender when due any amounts owing to Lender under any Obligation, or shall breach any of the terms, covenants, conditions or provisions of this Agreement or any other agreement between the parties; (b) if any guarantor, endorser or other person liable on the Obligations shall die, terminate its guaranty or shall breach any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such person with, or in favor of, Lender; (c) if any representation, warranty, or statement of fact made to Lender at any time by or on behalf of Borrower is false or misleading in any material respect; (d) if Borrower fails to deliver to Lender, no later than 60 days after the date hereof, or fails to maintain in effect during the term of this Agreement, an assignment of life insurance policy on the life of Jay Gelman in the face amount of not less than $1,000,000 against which there are no liens, loans or claims, such assignments, policies and issuer thereof all acceptable to Lender in its sole discretion and such policies to be delivered to Lender within such 60 day period (e) if Borrower shall become insolvent, fails to pay when due indebtedness for borrowed money, breaches the terms of any lease of premises occupied by it, is generally unable to pay its debts as they mature, files or has filed against it a petition in bankruptcy, liquidation or reorganization, or if a judgment against Borrower remains unpaid, unstayed or undismissed for a period of more than five days, or if Borrower discontinues doing business for any reason, or if a custodian, receiver or trustee of any kind is appointed for it or any of its property; (f) if there is a change (by voluntary transfer, death or otherwise) in Borrower's controlling stockholders or owners (except that the merger, on or before November 30, 2004, of Borrower into Alliance Distributors Holding, Inc., a Delaware corporation ("Alliance Delaware"), shall not be a Default if immediately following such merger control of Alliance Delware continues to be held by Jay Gelman, Andre Muller and Francis Vegliante, it being understood that nothing contained herein is intended to limit Lender's right to declare, as a Default, any change of control subsequent to November 30,
2004); (g) if at any time Lender shall, in its sole discretion, reasonably exercised, consider the Obligations insecure or any part of the Receivables unsafe, insecure or insufficient and Borrower shall not on demand furnish other collateral or make payment on account, satisfactory to Lender; or (h) if (i) Borrower shall default under or breach the terms of any present or future lease(s) (each a "Lease") of any premises now or hereafter leased by Borrower ("Leased Premises") or (ii) Lender shall receive notice from any lessor of any Leased Premises that a default has occurred under any Lease, or that any Lease has been terminated. Upon the occurrence of any Default, (i) Borrower shall pay to Lender, as liquidated damages and as part of the Obligations, a charge at the rate of two percent per month upon the unpaid balance of the Obligations from the date of Default until the date of full payment of the Obligations, which charge shall be in lieu of compensation payable under Section 3.1 from such date; provided, that in no event shall such rate exceed the Maximum Rate, (ii) Borrower shall pay to Lender all costs, disbursements, charges and expenses for the collection and enforcement of the Obligations, and for the protection and enforcement of Lender's security interest, including attorneys' fees, all of which shall be added to and deemed part of the Obligations, and (iii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice to Borrower, to enforce payment of any Receivables, to settle, compromise, or release in whole or in part, any amounts owing on Receivables, to prosecute any action, suit or proceeding with respect to Receivables, to extend the time of payment of any and all Receivables, to make allowances and adjustments with respect thereto, to issue credits in Lender's name or Borrower's, to sell, assign and deliver the Receivables (or any part thereof) and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender's account, at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of five days' notice by Lender, sent by ordinary mail, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Receivables or any other security held by Lender is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency.

      8.2 The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the New York Uniform Commercial Code or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Receivables are to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Receivables and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower to enforce payment of the Obligations and shall not be required to first enforce its rights in the Receivables or any other security granted to it. Lender shall not be required to take any action of any kind to preserve, collect or protect its or Borrower's rights in the Receivables or any other security granted to it.

      8.3 BORROWER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE RECEIVABLES, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS. IN ANY SUCH LITIGATION BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT ITS PLACE OF BUSINESS SET FORTH ABOVE. WITHIN 30 DAYS AFTER SUCH MAILING, BORROWER SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS, FAILING WHICH BORROWER SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

Section 9 EFFECTIVE DATE, CONTROLLING LAW AND TERMINATION

      9.1 This Agreement shall become effective upon acceptance by Lender at its office in the State of New York, and shall continue in full force and effect until November 30, 2007 (the "Renewal Date") and from year to year thereafter, unless sooner terminated as herein provided. Borrower may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Lender at least sixty (60) days' prior written notice by registered or certified mail, return receipt requested, and in addition to its other rights hereunder, Lender shall have the right to terminate this Agreement at any time by giving Borrower thirty (30) days' prior written notice. In addition to the charges under Section 3 hereof, as minimum compensation to Lender for its agreement to make loans under the terms of this Agreement, and for its services hereunder, Lender shall receive and Borrower agrees to pay minimum charges in the aggregate amount of $12,000 during each month (or any part thereof, if sooner terminated) that this Agreement is in effect, which minimum compensation shall be payable after deducting for each month the charges paid by Borrower for such month under Section 3.1. Should a Default occur hereunder, this Agreement will be terminable by Lender at any time and Borrower shall, upon any such termination by Lender, pay to Lender, as additional liquidated damages and as part of the Obligations, an amount equal to (i) three percent (3%) of the Maximum Credit Facility in effect on the effective date of such termination (the "Termination Date") if the Termination Date occurs on or prior to the first anniversary of the date hereof; (ii) two percent (2%) of the Maximum Credit Facility in effect on the Termination Date if the Termination Date occurs later than the first anniversary of the date hereof but on or before the second anniversary of the date hereof; and (iii) one percent (1%) of the Maximum Credit Facility in effect on the Termination Date if the Termination Date occurs after the second anniversary of the date hereof. In the event that Lender shall permit termination of this Agreement by Borrower other than as provided herein, as a condition to such termination, Borrower shall pay to Lender such additional liquidated damages in addition to performance of any other conditions to such termination. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, obligations and covenants hereunder until such time as all Obligations have been paid in full, and the continuing security interest in Receivables and other Collateral granted to Lender hereunder or under any other agreement shall remain in effect until such Obligations have been fully discharged. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, administrators, successors and assigns, provided, however, that Borrower may not assign this Agreement or its rights hereunder without Lender's prior written consent.

      9.2 ALL LOANS SHALL BE DISBURSED BY LENDER FROM ITS OFFICE IN THE STATE OF NEW YORK, SHALL BE PAYABLE BY BORROWER AT SUCH OFFICE, AND THIS AGREEMENT AND ALL TRANSACTIONS THEREUNDER SHALL BE DEEMED TO BE CONSUMMATED IN SUCH STATE AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THAT STATE. If any part or provision of this Agreement is invalid or in contravention of the applicable laws or regulations of any controlling jurisdiction, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement. Notwithstanding any provision herein or in any related document, Lender shall never be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest ("Maximum Rate") permitted to be charged from time to time by applicable law (if such law imposes any maximum rate), and in the event Lender ever receives, collects, or applies as interest, any amount in excess of the Maximum Rate, such amount shall be deemed and treated as a partial prepayment of the principal of the Loan Account; and, if the principal of the Loan Account and all other of Lender's charges other than interest are paid in full, any remaining excess shall be paid to Borrower.

      IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by their respective corporate officers thereto duly authorized as of the day and year first above written.

                                             ALLIANCE DISTRIBUTORS HOLDING, INC.


                                             By:
                                                --------------------------------
                                                Title:

Attest:


-------------------
Secretary

                                             Accepted:

                                             ROSENTHAL & ROSENTHAL, INC.


                                             By:
                                                --------------------------------
                                                James J. Occhiogrosso
                                                Senior Vice President


Location of Borrower's
  Books and Records:
15-15 132nd Street, College Point, NY 11356


Mailing Address of Borrower:
15-15 132nd Street, College Point, NY 11356


Chief Executive Office
  of Borrower:
15-15 132nd Street, College Point, NY 11356


Other Places of Business
  of Borrower:
18-39 128th Street, College Point, NY 11356